Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 24, 2022

FTC Solar, Inc.
9020 N Capital of Texas Hwy, Suite I-260,
Austin, Texas 78759

Re:	FTC Solar, Inc. Registration Statement on Form S‑3

Ladies and Gentlemen:

We have acted as special United States counsel to FTC Solar, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the “Securities Act”).  The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and Wilmington Trust, National Association, as trustee, the form of which is filed as an exhibit to the Registration Statement, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, and (v) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”).  The Registration Statement also relates to the sale from time to time of up to 35,674,463 shares of Common Stock (the “Secondary Shares”) to be sold by the selling stockholders (the “Selling Stockholders”).  We have been advised that the Shares were issued pursuant to (i) the Founder’s Stock Purchase Agreement, dated as of January 9, 2017, by and between the Company and Ahmad Chatila and the Common Stock Purchase Agreement, dated as of September 28, 2018, by and among the Company and the purchasers listed therein, including Mr. Chatila (collectively, the “Chatila Stock Purchase Agreements”), and were subsequently transferred by Mr. Chatila to the ARC Family Trust pursuant to the purchase and sale agreement, dated as of December 31, 2020, by and among Mr. Chatila, the ARC Family Trust u/a dated December 23, 2020, Shaker Sadasivam, as trustee, and The Bryn Mawr Trust Company of Delaware, as administrative trustee (the “Chatila Purchase and Sale Agreement” and together with the Chatila Stock Purchase Agreements, the “Chatila Share Agreements”), (ii) the Common Stock Purchase Agreement, dated as of March 5, 2020, by and between the Company and South Lake One LLC and the Securities Purchase Agreement, dated as of October 19, 2020, by and between Wisteria Holdings LLC and South Lake One LLC (collectively, the “South Lake Stock Purchase Agreements” and together with the Chatila Share Agreements, the “Share Agreements”) and (iii) the Company’s 2017 Stock Incentive Plan, adopted on January 9, 2017, as amended from time to time (the “Plan”).  The Common Stock, Preferred Stock, Debt Securities, Warrants, Indeterminate Securities and Secondary Shares offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

FTC Solar, Inc.
June 24, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)
the Registration Statement;

(b)
the form of Indenture filed as an exhibit to the Registration Statement;

(c)
executed copies of the Share Agreements;

(d)
the Plan;

(e)
an executed copy of a certificate of Jacob Wolf, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)
a copy of the Company’s Certificate of Incorporation, as in effect as of the date the Secondary Shares were issued, and certified pursuant to the Secretary’s Certificate;

(g)
a copy of the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof, certified by the Secretary of State of the State of Delaware as of June 14, 2022 and certified pursuant to the Secretary’s Certificate;

(h)

a copy of the Company’s Bylaws, as in effect as of the date the Shares were issued, and certified pursuant to the Secretary’s Certificate;

(i)
a copy of the Company’s Amended and Restated Bylaws, as in effect on the date hereof, and certified pursuant to the Secretary’s Certificate;

(j)
copies of certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, adopted on June 23, 2022, certified pursuant to the Secretary’s Certificate;

(k)
copies of certain resolutions of the Board of Directors of the Company relating to the issuance of the Secondary Shares and related matters, adopted on January 9, 2017, November 6, 2018, March 2, 2020 and July 21, 2020, certified pursuant to the Secretary’s Certificate; and

FTC Solar, Inc.
June 24, 2022

(l)
copies of certain resolutions of the stockholders of the Company adopted on January 9, 2017 and December 15, 2020, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Indenture and the supplemental indentures and officer's certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 5 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

FTC Solar, Inc.
June 24, 2022

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company's share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share of Common Stock.

2.          The Secondary Shares being sold by the Selling Stockholders have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

3.          With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company's share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share of Preferred Stock.

4.          With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939; (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

FTC Solar, Inc.
June 24, 2022

5.          With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein is subject to the following qualifications:

(a)
we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws or governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)
we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)
except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)
we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

FTC Solar, Inc.
June 24, 2022

(e)
we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)
we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)
we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)
we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i)
we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements and that such choice is and will be a valid and legal provision;

(j)
we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(k)
to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(l)
we have assumed that the Share Agreements have not been amended, restated, supplemented or otherwise modified, that the Share Agreements have been duly authorized by all requisite corporate action of the Company, as applicable, and that the Share Agreements, as applicable, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

FTC Solar, Inc.
June 24, 2022

(m)
we have assumed that each award agreement pursuant to which rights to acquire Secondary Shares were granted pursuant to the Plan, are consistent with the Plan and have been duly authorized, executed and delivered by the parties thereto;

(n)
we have assumed that the issuance of the Secondary Shares did not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the organizational documents listed in clauses (f) through (i) above or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021); and

(o)
with respect to our opinion set forth in paragraph 2 above we have also assumed that: (i) an appropriate account statement evidencing the Secondary Shares credited to a recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent, (ii) the issuance of the Secondary Shares has been properly recorded in the books and records of the Company, and (iii) the Company received the consideration for the Secondary Shares set forth in the Plan, the applicable Share Agreement and the applicable resolutions of the Board of Directors of the Company.

In addition, in rendering the foregoing opinions we have assumed that:

(a)
neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)
neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

FTC Solar, Inc.
June 24, 2022

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

ALN